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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Globus International Resources Corp.
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(Exact name of registrant as specified in its charter)

     Nevada                                                88-0203697
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

          Two World Trade Center, Suite 2400, New York, New York 10048
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    (Address of principal executive offices)               (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. [X]

   Securities Act registration statement to which this form relates: 333-45225

        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered

       Not applicable                               Not applicable
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        Securities to be registered pursuant to Section 12(g) of the Act:

                 Common Stock, par value, $0.001 per share
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                        (Title of class)



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Item 1.   Description of Registrant's Securities to be Registered.


     A description of the Common Stock is set forth at page 28 of the Prospectus forming part of the Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission on January 29, 1998, Registration No. 333-45225 (the "Registration Statement") on behalf of Globus International Resources Corp. (the "Registrant"), which is hereby incorporated by reference for all purposes.

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Item 2.   Exhibits.
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     1.   Articles of Incorporation, as amended, of the Registrant are incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

     2.   By-laws of the Registrant are incorporated herein by reference to
          Exhibit 3.2 to the Registration Statement.

     3. Specimen Certificate for Shares of the Common Stock of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

     4. Stock Option Plan of the Registrant is incorporated herein by reference to Exhibit 4.2 to the Registration Statement.

     5. Specimen Certificate for Warrants to Purchase Shares of Common Stock of the Registrant is incorporated herein by reference to Exhibit 4.5 to the Registration Statement.

     6. Warrant Agent Agreement is incorporated by reference to Exhibit 4.6 to the Registration Statement

     7. Convertible Note, dated November 3, 1997, payable (subject to conversion provisions) to the order of FTP, Inc. is incorporated by reference to Exhibit 4.3 to the Registration Statement.

     8. Off-Shore Subscription Agreement, by and between the Registrant and FTP, Inc., dated November 3, 1997 is incorporated by reference to
          Exhibit 4.4 of the Registration Statement.
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     The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act.




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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized officer.


                                            GLOBUS INTERNATIONAL RESOURCES CORP.

                                         By: /s/ Serge Pisman
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                                             Serge Pisman, President

Dated: July 28, 1998